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Exhibit 10.6

DISCOUNT MBS MULTIFAMILY NOTE

US $75,000,000.00	January 13, 2005

        FOR VALUE RECEIVED, the undersigned ("Borrower") jointly and severally (if more than one) promises to pay to the order of DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a Delaware corporation, the principal sum of Seventy-Five Million and 00/100 Dollars (US $75,000,000.00), with interest on the unpaid principal balance at the rates applicable from time to time set forth in this Discount MBS Multifamily Note (the "Note").

        1.    Defined Terms.    As used in this Note, (i) the term "Lender" means the holder of this Note, and (ii) the term "Indebtedness" means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument (as defined in Paragraph 7), or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument. Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

        2.    Address for Payment.    All payments due under this Note shall be payable at One Beacon Street, 14th Floor, Boston, Massachusetts 02108, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

        3.    Discount Mortgage Backed Security.    (a) The original stated principal amount of this Note shall be funded by the issuance of a discount mortgage backed security in the face amount of this Note (the "DMBS"). The original stated principal amount of this Note shall be equal to the sum of (i) the price (the "Price") of the initial DMBS and (ii) the discount (the "Discount") of the initial DMBS. The Price is equal to the proceeds of the sale of the DMBS and the Discount is an amount equal to the difference between (i) the face amount of the DMBS and (ii) the Price of the DMBS. Except as provided in Paragraph 4(a), the proceeds made available by Lender to Borrower shall equal the Price of the DMBS. Subject to the last sentence of Paragraph 12(b)(1), each DMBS shall be issued for a three month period. The issuance date for each DMBS shall be the first day of a month and the maturity date for each DMBS shall be the first day of the month following such three month period. For example, the maturity date for a DMBS issued on December 1 is March 1. Provided, however, that Borrower may request the issuance of a DMBS with a maturity date shorter or longer than three months (but in no event shorter than one month or longer than nine months) in accordance with the terms and conditions of said last sentence of Paragraph 12(b)(1).

        (b)   The entire unpaid principal of the Note will be due and payable by the Borrower to the Lender on the maturity date of the outstanding DMBS unless, not less than five (5) Business Days prior to the maturity date of the outstanding DMBS, the Borrower has requested in writing either (i) that the Indebtedness under this Note be refinanced with a new DMBS, using the Rate Setting Form attached hereto as Schedule D, or (ii) that this Note be converted to a fixed rate note pursuant to the Conversion Agreement (hereinafter defined) effective on the maturity date of the outstanding DMBS.

        4.    Payment of Principal and Interest.    Principal and interest on this Note shall be paid as follows:

        (a)   The proceeds to be made available by Lender to Borrower on January 14, 2005 (the "Disbursement Date"), shall be equal to the original stated principal amount of this Note. The issuance date of the initial DMBS is February 1, 2005 (the "Settlement Date"), with the proceeds of the initial

DMBS to be disbursed on the Settlement Date. The Borrower shall pay interest on the amount disbursed on the Disbursement Date for the period beginning on the Disbursement Date and ending on and including the Settlement Date, at a rate per annum equal to an interest rate based upon the Lender's cost of borrowing funds; provided that such interest rate shall not exceed the London Inter-Bank Offered Rate for one month U.S. Dollar-denominated deposits ("LIBOR") plus 125 basis points.

        (b)   Borrower shall pay, in immediately available funds, (1) on the Disbursement Date, an amount equal to the sum of (i) the Discount of the initial DMBS, (ii) one-third (1/3) of the Discount calculated on the initial DMBS, (iii) an amount equal to seventy-six (76) basis points (.76%) times the outstanding principal amount divided by 12, and (iv) the amount of interest due pursuant to Paragraph 4(a) above, and (2) thereafter, until the Maturity Date, consecutive monthly payments on the first day of each month beginning March 1, 2005, in an amount equal to the sum of (i) one third (1/3) of the Discount calculated on the then outstanding DMBS and (ii) an amount equal to seventy-six (76) basis points (.76%) times the outstanding principal amount divided by 12. Payments must be received by Lender not later than 5 p.m. Pacific Time on the date due. Notwithstanding the foregoing provisions of Paragraph 4(b)(2)(i) above and provided that Borrower has made all payments required under Paragraph 4(d) below, Borrower shall not be obligated to make the monthly payment described in Paragraph 4(b)(2)(i) during the last 3 months prior to the Maturity Date.

        (c)   Not less than 20 days prior to the maturity date of each DMBS, Lender shall notify Borrower (in the manner specified in the Security Instrument (defined below) for giving notices) that the outstanding DMBS is scheduled to mature on its maturity date and offer Borrower the opportunity to have a new DMBS issued on such maturity date. If Borrower elects to have the Indebtedness refinanced with a new DMBS, not less than three (3) Business Days prior to the maturity date of the maturing DMBS, Lender shall notify Borrower of the Discount on the new DMBS to be issued by sending Borrower the Rate Confirmation Form attached hereto as Schedule E. Borrower shall execute and return Schedule E to the Lender not later than one (1) Business Day prior to the issuance date of the new DMBS. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

        (d)   If the amount of the Discount for the new DMBS to be issued is greater than the Discount for the outstanding DMBS, then not less than two (2) Business Days prior to the maturity date of the outstanding DMBS the Borrower shall pay to the Lender the aggregate amount of such difference. If the amount of the Discount for the new DMBS is less than the Discount for the outstanding DMBS, the aggregate amount of such difference shall be credited against the regular monthly installment due on the first day of the month immediately following the issuance date of the new DMBS.

        (e)   If Borrower timely exercises its option to convert the interest rate on this Note to a fixed rate pursuant to the Conversion Agreement dated the same day as this Note between the Borrower and Lender (the "Conversion Agreement"), Borrower will execute the DMBS Multifamily Note Modification Agreement (the form of which is attached to the Conversion Agreement as Exhibit A) to reflect the fixed rate established in accordance with the terms of the Conversion Agreement.

        (f)    Any remaining principal and all other amounts due under this Note or any of the Loan Documents, if not sooner paid, shall be due and payable on the Maturity Date. Failure to pay such amounts on the Maturity Date shall result in the immediate imposition of the Default Rate (as defined in Paragraph 10) on such unpaid amounts.

        5.    Maturity Date:    February 1, 2015, or any earlier date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise.

        6.    Application of Payments.    If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time,

Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

        7.    Security.    The Indebtedness is secured, among other things, by a Multifamily Mortgage, Assignment of Rents and Security Agreement dated as of the date of this Note (the "Security Instrument"), and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

        8.    Acceleration.    If an Event of Default has occurred and is continuing, the entire unpaid principal balance, the prepayment premium payable under Paragraph 12, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

        9.    Late Charge.    If any monthly amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within five (5) days after Lender has notified Borrower that such amount is due and has not been paid, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such amount; provided, however, that if the payment due on the Maturity Date is not received by Lender on the date such payment is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such amount. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "Loan"), and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 10.

        10.    Default Rate.    So long as any monthly installment or any other payment due under this Note remains past due for thirty (30) days or more, or if any payment due on the Maturity Date is not paid on the Maturity Date, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the "Default Rate") equal to the lesser of (i) the sum of the rate at which deposits in United States Dollars in amounts approximately equal to the outstanding principal amount and with three-month maturities are offered in immediately available funds in the London Interbank Market by leading banks in the Eurodollar market as of 11:00 a.m. (London Time), as published daily by Telerate News Service on Telerate page 3750, plus four hundred (400) basis points (4.00%) as determined by Lender, and (ii) the maximum interest rate which may be collected from Borrower under applicable law. If the Telerate News Service is no longer available, or is no longer posted through electronic transmission, Lender will choose a new service that provides comparable information and provide notice thereof to Borrower. If the unpaid principal balance and all other payments required under this Note are not paid in full on the Maturity Date, the unpaid principal balance and all such other required payments shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any payment under this Note is delinquent, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any payment due under this Note is delinquent, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

        11.    Limits on Personal Liability.

        (a)   Except as otherwise provided in this Paragraph 11, neither Borrower nor its members or non-member manager shall have any personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower pursuant to a written instrument signed by such guarantor.

        (b)   Borrower, but not its members or non-member manager, or their respective partners, members, managers, shareholders, directors, officers, employees, trustees, beneficiaries, constituents, legal or personal representatives, successors or assigns, shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents due after the earlier of (i) a declaration of default, or (ii) the occurrence of an Event of Default, to which Lender is entitled under Section 3(a) of the Security Instrument, and the amount of all security deposits collected by Borrower from tenants then in residence; (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; (3) failure of Borrower to comply with Section 14(d) or 14(e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports; (4) fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; or (5) failure to apply Rents due after the earlier of (i) a declaration of default, or (ii) an Event of Default, first, to the payment of reasonable operating expenses (other than property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to the Indebtedness payable under this Note, the Security Instrument or any other Loan Document (except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and debt service amounts for that calendar year).

        (c)   Borrower, but not its members or non-member manager, or their respective partners, members, directors, officers, employees, trustees, beneficiaries, constituents, legal or personal representatives, successors or assigns, shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default: (1) Borrower's acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or (2) a Transfer that is an Event of Default under Section 21(a) of the Security Instrument, unless consented to pursuant to Section 21(c) of the Security Instrument.

        (d)   To the extent that Borrower has personal liability under this Paragraph 11, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. For purposes of this Paragraph 11, the term "Mortgaged Property" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

        12.    Voluntary and Involuntary Prepayments.

        (a)   Borrower may voluntarily prepay all (but not less than all) of the Indebtedness evidenced hereby.

        (b)   A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

          (1)   At any time Borrower may voluntarily prepay all, but not less than all, of the unpaid principal balance of this Note on any DMBS maturity date if Borrower has given Lender at least thirty (30) days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all other sums due Lender at the time of such prepayment, and (C) the prepayment premium calculated pursuant to Schedule A. For all purposes any prepayment received by Lender on any day other than the maturity date of the then outstanding DMBS shall be deemed to have been received on the maturity date of the then outstanding DMBS. Borrower may request the issuance of a DMBS with a maturity date shorter or longer than three (3) months (but in no event shorter than one (1) month or longer than nine (9) months) but only to facilitate (A) the scheduling of a prepayment in connection with the sale of the Mortgaged Property, or (B) the refinancing of the Loan.

          (2)   Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

          (3)   Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Borrower having to pay out-of-pocket any additional amounts.

        (c)   Notwithstanding the provisions of Paragraph 12(b), no prepayment premium shall be payable with respect to (A) any prepayment made no more than twelve (12) months before the Maturity Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

        (d)   Schedule A is hereby incorporated by reference into this Note.

        (e)   Any required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent payment or change the amount of such payments, unless Lender agrees otherwise in writing.

        (f)    Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

        (g)   Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the loan evidenced by this Note, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

        13.    Costs and Expenses.    Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

        14.    Forbearance.    Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

        15.    Waivers.    Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

        16.    Loan Charges.    If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

        17.    Commercial Purpose.    Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

        18.    Counting of Days.    Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

        19.    Governing Law.    The law of the State of Hawaii shall govern this Note.

        20.    Captions.    The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

        21.    Notices.    All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

        22.    Consent to Jurisdiction and Venue.    Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the State of Hawaii (the "Property Jurisdiction"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

        23.    WAIVER OF TRIAL BY JURY.    BORROWER, KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER, KEY PRINCIPAL AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

        ATTACHED SCHEDULES. The following Schedules are attached to this Note:

☒	Schedule A	Prepayment Premium (required)
☒	Schedule B	Modifications to Multifamily Note
☐	Schedule C	Principal Amortization Schedule
☒	Schedule D	DMBS Rate Setting Form
☒	Schedule E	DMBS Rate Confirmation Form

        IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER:
DEG RESIDENTIAL, LLC, a Delaware limited liability company
By:	Douglas Emmett Realty Advisors, a California corporation, its Manager
	By:	/s/ JORDAN L. KAPLAN
	Name:	Jordan L. Kaplan
	Title:	Chief Financial Officer
68-0599468 Borrower's Employer ID Number

PAY TO THE ORDER OF FANNIE MAE WITHOUT RECOURSE

DEUTSCHE BANK BERKSHIRE MORTGAGE, INC.,
a Delaware corporation

By:	/s/ DENIS G. LEGER
Name:	DENIS G. LEGER
Title:	OFFICER
By:	/s/ DONNA B. POTEMBER
Name:	DONNA B. POTEMBER
Title:	OFFICER
Date: January 13, 2005
Fannie Mae Commitment Number:

ACKNOWLEDGMENT AND AGREEMENT OF KEY PRINCIPAL TO
PERSONAL LIABILITY FOR EXCEPTIONS TO NON-RECOURSE LIABILITY

        Key Principal, who has an economic interest in Borrower or who will otherwise obtain a material financial benefit from the Loan, hereby absolutely, unconditionally and irrevocably agrees to pay to Lender, or its assigns, on demand, all amounts for which Borrower is personally liable under Paragraph 11 of the Discount MBS Multifamily Note to which this Acknowledgment is attached (the "Note"). The obligations of Key Principal shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument. Lender may pursue its remedies against Key Principal without first exhausting its remedies against the Borrower or the Mortgaged Property. All capitalized terms used but not defined in this Acknowledgment shall have the meanings given to such terms in the Security Instrument. As used in this Acknowledgment, the term "Key Principal" (each if more than one) shall mean only those individuals or entities that execute this Acknowledgment.

        The obligations of Key Principal shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, or enforceability of the Note, or any other Loan Document, and without regard to any other circumstance that might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal, for itself only and not in its capacity as a member of Borrower, hereby waives the benefit of all principles or provisions of law, which are or might be in conflict with the terms of this Acknowledgment, and agrees that Key Principal's obligations shall not be affected by any circumstances that might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal, for itself only and not in its capacity as a member of Borrower, hereby waives the benefits of any right of discharge and all other rights under any and all statutes or other laws relating to guarantors or sureties, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note including this Acknowledgment, which may be required by statute, rule of law or otherwise to preserve Lender's rights against Key Principal under this Acknowledgment, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by Borrower of any obligation or indebtedness and all rights to require Lender to (a) proceed against Borrower, (b) proceed against any general partner of Borrower, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) if Borrower is a partnership, pursue any other remedy it may have against Borrower, or any general partner of Borrower.

        At any time without notice to Key Principal, and without affecting the liability of Key Principal hereunder, (a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note, or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note or any other Loan Document; (d) the Note or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

        Key Principal acknowledges that Key Principal has received a copy of the Note and all other Loan Documents. Neither this Acknowledgment nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement. Key Principal agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instrument) of any change of Key Principal's address within 10 Business Days after such change of address occurs. Any notices to Key Principal shall be given in the manner provided in Section 31 of the Security Instrument at the address set forth below or such other address as to which notice of change of address has been given in accordance with Section 31(b) of the Security Instrument. Key Principal agrees to be bound by Paragraphs 22 and 23 of the Note.

        Key Principal's members and non-member manager and their respective direct or indirect partners, members, shareholders, managers, directors, officers, employees, trustees, beneficiaries, constituents, legal or personal representatives, shall have no personal liability under this Acknowledgment for the performance of any of the obligations of Key Principal under this Acknowledgment.

        THIS ACKNOWLEDGMENT IS AN INSTRUMENT SEPARATE FROM, AND NOT A PART OF, THE NOTE. BY SIGNING THIS ACKNOWLEDGMENT, KEY PRINCIPAL DOES NOT INTEND TO BECOME AN ACCOMMODATION PARTY TO, OR AN ENDORSER OF, THE NOTE.

        IN WITNESS WHEREOF, Key Principal has signed and delivered this Acknowledgment or has caused this Acknowledgment to be signed and delivered by its duly authorized representative.

KEY PRINCIPAL:
DEGA, LLC, a Delaware limited liability company
By:	Douglas Emmett Realty Advisors, a California corporation, its Manager
By:	/s/ JORDAN L. KAPLAN
	Name:	Jordan L. Kaplan
	Title:	Chief Financial Officer
	Address:	808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401 Attn: Jordan L. Kaplan and William Kamer
Employer ID No.: 68-0599465

SCHEDULE A

PREPAYMENT PREMIUM

        Any prepayment premium payable under Paragraph 12 of this Note shall be computed as follows:

  (a)
  If the prepayment (voluntary or involuntary) is made at any time prior to the ninth anniversary of the date of this Note (the "Fee Maintenance Period"), the prepayment premium shall be the product of multiplying:

  (1)
  the amount of principal being prepaid

    by

    (2)
    76 basis points

    by

    (3)
    the present value factor calculated using the following formula:

1 - (1 + r)-n
r

        [r=    Yield Rate

        n=    the number of years, and any fraction thereof, remaining between the Prepayment Date and the expiration of the Fee Maintenance Period.]

        The "Yield Rate" means the rate, determined as of the Closing Date, on the U.S. Treasury security having a maturity closest to the prepayment date.

    For purposes of subparagraph(3), the "Prepayment Date" shall be (x) in the case of a voluntary prepayment, the date on which the prepayment is made, and (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note.

  (b)
  If Borrower makes a prepayment of this Note or Lender accelerates the unpaid principal balance of this Note during the 12 months immediately preceding the Maturity Date, no prepayment premium shall be payable.

/s/ JK INITIAL(S)

A-1

DEG RESIDENTIAL, LLC
MOANALUA HILLSIDE APARTMENTS

SCHEDULE B

MODIFICATIONS TO MULTIFAMILY NOTE

        The following modifications are made to the text of the Note that precedes this Schedule:

1.
A new Paragraph 4A shall be added as follows:

        4A.     Borrower may apply for an increase in the principal amount of the Loan from the first anniversary date of the closing of the Loan until the Maturity Date, to be effective as of the issuance date of any new DMBS funding the Indebtedness. Approval of an increased amount of the Loan will be subject to satisfying all of Lender's and Fannie Mae's underwriting criteria and guidelines applicable to loans of a similar underwriting tier. The guaranty and servicing fee applicable to the increased amount of Loan will equal Fannie Mae's then current best published rate for loans with 1.10 debt service coverage (variable rate) (1.35 debt service coverage-fixed rate) and a 70% loan to value ratio. The maturity date of the increased amount shall not extend beyond the Maturity Date. Borrower shall pay all actual, reasonable out-of-pocket costs to third parties, with including, but not limited to reasonable legal fees and costs.

2.
A new Paragraph 7A shall be added as follows:

        7A.    Interest Rate Hedge.     (a)    The Initial Hedge.    To protect against fluctuations in interest rates, Borrower shall make arrangements for a LIBOR (as defined below) based hedge instrument ("Hedge") to be in place and maintained at all times with respect to the Loan. The Hedge for the initial DMBS shall be a Cap for a period beginning on the Disbursement Date and ending not earlier than the date which is the third anniversary of the date of this Note (the "Initial Hedge Period").

        (b)    Subsequent Hedges.     Additional Hedges (each, a "Subsequent Hedge") shall be required for the lesser of (i) three (3) years, or (ii) the remaining term of the Note, upon the expiration of the Cap in place for the Initial Hedge Period. It is the intention of the parties, and a condition of the Note, that Borrower shall obtain, and shall maintain at all times during the term of the Note, a Hedge in an aggregate notional principal amount equal to the outstanding principal balance of the Note on the date that the Hedge is purchased, covering the required term of the Note as set forth in this Paragraph 7A.

        (c)    Hedge Terms.     Each Hedge which is a Cap shall:

          (1)   provide for a notional principal amount equal at all times to the outstanding principal balance of the Note on the date that the Hedge is purchased;

          (2)   provide for a notional interest rate equal to the lowest interest rate that would result in a debt service coverage ratio of not less than 1.10 to 1 based on an underwriting rate equal to 300 basis points over the LIBOR rate at the time of closing plus 76 basis points (the "Hedge Rate"); LIBOR rate is defined as an interest rate based upon the London Inter-Bank Offered Rate for three (3) month U.S. Dollar-denominated deposits;

          (3)   require the counterparty to make interest payments on the notional principal amount at a rate equal to the amount by which Coupon Rate exceeds the Hedge Rate;

          (4)   require the counterparty to make such interest payments either to an account pledged to the Lender or directly to the Lender after an Event of Default pursuant to the Interest Rate Hedge Assignment and Security Agreement; and

          (5)   be evidenced, governed and secured on terms and conditions, and pursuant to documentation (the "Hedge Documents"), in form and content acceptable to Fannie Mae, and with a counterparty (a "Counterparty") approved by Fannie Mae, which currently include Bank of

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  America, Wells Fargo and Wachovia, but may not be approved at the time of any subsequent Hedge.

        (d)    Hedge Security Agreement: Delivery of Hedge Payments.     Pursuant to an Interest Rate Hedge Assignment and Security Agreement, Lender shall be granted an enforceable, perfected, first priority lien on and security interest in each Hedge and payments due under the Hedge (including scheduled and termination payments) in order to secure Borrower's obligations to Lender under this Note. With respect to each Hedge, the Interest Rate Hedge Assignment and Security Agreement must be delivered by Borrower to Lender no later than the effective date of the Hedge.

        (e)    Termination.     Borrower shall not terminate, transfer or consent to any transfer of any existing Hedge without Lender's prior written consent as long as Borrower is required to maintain a Hedge pursuant to the Note; provided, however, that if, and at such time as, the Note is paid off or converted to a fixed rate pursuant to the terms of the Conversion Agreement between Borrower and Lender, Borrower shall have the right to terminate the existing Hedge.

        (f)    Escrow.     Upon the occurrence of an Event of Default under the Security Instrument, Borrower will be required to (i) make annual deposits ("Annual Deposits") to be held in an interest bearing hedge reserve escrow account during any period in which a Hedge with an original term of less than the remaining term of the Note is in effect, to provide moneys for the purchase of a Subsequent Hedge and (ii) enter into a Hedge Reserve Escrow Account Security Agreement with Lender. Lender shall determine the amount of the Annual Deposits and shall monitor the hedge reserve escrow account holding such Annual Deposits.

        (g)    Performance Under Hedge Documents.     Borrower agrees to comply fully with, and to otherwise perform when due, its obligations under, all applicable Hedge Documents and all other agreements evidencing, governing and/or securing any Hedge arrangement contemplated under this Paragraph. Borrower shall not exercise, without the Lender's prior written consent, and shall exercise, at Lender's direction, any rights or remedies under any Hedge Document, including without limitation the right of termination.

/s/ JK BORROWER'S INITIAL(S)

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SCHEDULE C

PRINCIPAL AMORTIZATION SCHEDULE

NOT APPLICABLE

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SCHEDULE D

RATE SETTING FORM

        Pursuant to Paragraph 3 of that certain Discount MBS Multifamily Note dated as of January 13, 2005 (the "Note"), from the undersigned (the "Borrower") to DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a Delaware corporation (the "Lender"), the Borrower hereby requests that the Lender issue to it an advance to be funded by a discount mortgaged backed security ("DMBS") with the following terms:

Advance Amount	$
Term	[Three months]
DMBS Issue Date	1st,
Closing Date no later than	,
[Signatures on the following page]

D-1

Dated:
BORROWER:
DEG RESIDENTIAL, LLC, a Delaware limited liability company
	By:	Douglas Emmett Realty Advisors, a California corporation, its Manager
By:
Name: Title:
68-0599468 Borrower's Employer ID Number

D-2

SCHEDULE E

RATE CONFIRMATION FORM

        Pursuant to Paragraph 4(c) of that certain Discount MBS Multifamily Note dated as of January 13, 2005 (the "Note"), from the undersigned (the "Borrower") to DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a Delaware corporation (the "Lender"), the Borrower hereby requests that the Lender issue to it an advance for the purpose of refinancing the Indebtedness to be funded by a discount mortgaged backed security ("DMBS") pursuant to the Rate Setting Form dated                        , from the Borrower to the Lender. The Lender hereby confirms that it has obtained a commitment for the purchase of a Fannie Mae DMBS with the following terms:

Advance Amount	$
Term	[Three months]
DMBS Issue Date	1,
DMBS Imputed Interest Rate	%
Discount	%
Price	%
Closing Date no later than	,
Dated: ,
LENDER:
DEUTSCHE BANK BERKSHIRE MORTGAGE, INC., a Delaware corporation
By:
Name:
Title:
By:
Name:
Title:

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Rate Setting Date:                        ,            ,             :            AM/PM Eastern Time

BORROWER AGREES TO AND ACCEPTS THE ABOVE-STATED TERMS FOR THE REFINANCING OF THE INDEBTEDNESS:

Dated: ,
BORROWER:
DEG RESIDENTIAL, LLC, a Delaware limited liability company
	By:	Douglas Emmett Realty Advisors, a California corporation, its Manager
By:
Name:
Title:
68-0599468 Borrower's Employer ID Number

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QuickLinks

  Exhibit 10.6
DISCOUNT MBS MULTIFAMILY NOTE
ACKNOWLEDGMENT AND AGREEMENT OF KEY PRINCIPAL TO PERSONAL LIABILITY FOR EXCEPTIONS TO NON-RECOURSE LIABILITY
SCHEDULE A PREPAYMENT PREMIUM
SCHEDULE B MODIFICATIONS TO MULTIFAMILY NOTE
  4A.
  7A. Interest Rate Hedge.
  (b) Subsequent Hedges.
  (c) Hedge Terms.
  (d) Hedge Security Agreement: Delivery of Hedge Payments.
  (e) Termination.
  (f) Escrow.
  (g) Performance Under Hedge Documents.
SCHEDULE E RATE CONFIRMATION FORM